Exhibit 1.1

RED ROCK RESORTS, INC.

[•] Shares of Class A Common Stock

Underwriting Agreement

[•], 2016

Deutsche Bank Securities Inc.

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Goldman, Sachs & Co.
As Representatives of the

several Underwriters listed
in Schedule 1 hereto

c/o Deutsche Bank Securities Inc.
60 Wall Street
New York, NY 10005

c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

c/o Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park
New York, New York 10036

c/o Goldman, Sachs & Co.
200 West Street
New York, New York 10282

Ladies and Gentlemen:

Red Rock Resorts, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as Representatives (the “Representatives”), an aggregate of [•] shares of Class A common stock, par value $0.01 per share, of the Company (the “Primary Underwritten Shares”), and the stockholders of the Company named in Schedule 2 hereto (the “Selling Stockholders”) propose to sell to the several Underwriters an aggregate of [•] shares of Class A common stock, par value $0.01 per share, of the Company (the “Secondary Underwritten Shares” and, together with the Primary Underwritten Shares, the “Underwritten Shares”).  In addition, the Company proposes to issue and sell, at the option of the Underwriters, up to an additional [•] shares of Class A common stock, par value $0.01 per share, of the Company (the “Primary Option Shares” and together with the Primary Underwritten Shares, the “Primary Shares”), and the Selling Stockholders propose to sell, at the option of the Underwriters, up to an aggregate additional [•] shares of common stock of the Company (the “Secondary Option Shares” and, together with the Secondary Underwritten Shares, the “Secondary Shares,” and, together with the Primary Option Shares, the “Option Shares”).  The Underwritten Shares and the Option Shares are herein referred to as the “Shares.” The shares of common stock of the Company to be outstanding after giving effect to the sale of the Shares are referred to herein as the “Stock.”

The transactions set forth in this paragraph and described more fully in the Preliminary Prospectus (as defined below) under “The Reorganization of Our Corporate Structure” are referred to collectively as the “Reorganization Transactions.”  In connection with the consummation of the offering contemplated by this Agreement: (i) the Company will become the sole managing member of Station Holdco LLC, a Delaware limited liability company (the “LLC”); (ii) all of the existing equity interests in the LLC (“Outstanding Interests”) will be reclassified into non-voting common interest units (“LLC Units”) as described in the Preliminary Prospectus; (iii) the Company will amend and restate its certificate of incorporation (the “Certificate of Incorporation”) authorizing it to issue shares of Class A common stock, par value $0.01 per share (the “Class A Common Stock”) and shares of Class B common stock, par value $0.01 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”), in each case with the rights and privileges as set out in the Certificate of Incorporation and described in the Preliminary Prospectus; and (iv) upon the consummation of the offering contemplated by this Agreement, the Company intends to use a portion of the net proceeds from the sale of the Shares to (x) pay a portion of the consideration for the Fertitta Entertainment Acquisition (as defined in the Preliminary Prospectus) and (y) purchase newly issued LLC Units and LLC Units from the existing owners in the LLC, in each case as described in further detail in the Preliminary Prospectus.  The documents set forth on Schedule 3 hereto, which have been, or will be, amended and restated or entered into, as applicable, pursuant to the Reorganizations Transactions, are referred to as the “Reorganization Documents.”

The Company and the Selling Stockholders, severally and not jointly, hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Shares, as follows:

1.                                      Registration Statement.  The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-1 (File No. 333-207397), including a prospectus, relating to the Shares.  Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares.  If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Annex A, the “Pricing Disclosure Package”): a Preliminary Prospectus dated [•], 2016 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

“Applicable Time” means [•] [A/P].M., New York City time, on [•], 2016.

2.                                      Purchase of the Shares by the Underwriters.  (a)  The Company agrees to issue and sell, and each of the Selling Stockholders agrees, severally and not jointly, to sell, the Underwritten Shares to the several Underwriters as provided in this underwriting agreement (this “Agreement”), and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase at a price per share (the “Purchase Price”) of $[•] from the Company the respective number of Underwritten Shares set forth opposite such Underwriter’s name in Schedule 1 hereto and from each of the Selling Stockholders the number of Underwritten Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Underwritten Shares to be sold by each of the Selling Stockholders as set forth opposite their respective names in Schedule 2 hereto by a fraction, the numerator of which is the aggregate number of Underwritten Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule 1 hereto and the denominator of which is the aggregate number of Underwritten Shares to be purchased by all the Underwriters from all of the Selling Stockholders hereunder.  The public offering price of the Shares is not in excess of the price recommended by [•], acting as a “qualified independent underwriter” within the meaning of Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

In addition, the Company agrees to issue and sell, and each of the Selling Stockholders agrees, severally and not jointly, as and to the extent indicated in Schedule 2 hereto, to sell, the Option Shares to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from each of the Company and each Selling Stockholder at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Shares but not payable on the Option Shares.  If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 12 hereof) bears to the aggregate number of Underwritten Shares being purchased from the Company and the Selling Stockholders by the several Underwriters, subject, however, to such adjustments to eliminate any fractional

Shares as the Representatives in its sole discretion shall make.  Any such election to purchase Option Shares shall be made in proportion to the maximum number of Option Shares to be sold by the Company and by each Selling Stockholder as set forth in Schedule 2 hereto.

The Underwriters may exercise the option to purchase Option Shares at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Prospectus, by written notice from the Representatives to the Company and the Attorneys-in-Fact (as defined below).  Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 12 hereof).  Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.

(b)                                 The Company and the Selling Stockholders understand that the Underwriters intend to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Shares on the terms set forth in the Prospectus.  The Company and the Selling Stockholders acknowledge and agree that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter.

(c)                                  Payment for the Shares shall be made by wire transfer in immediately available funds to the accounts specified by the Company and the Attorneys-in-Fact or any of them (with regard to payment to the Selling Stockholders), to the Representatives in the case of the Underwritten Shares, at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017 at 10:00 A.M., New York City time, on [•], 2016, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives, the Company and the Attorneys-in-Fact may agree upon in writing or, in the case of the Option Shares, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option Shares.  The time and date of such payment for the Underwritten Shares is referred to herein as the “Closing Date” and the time and date for such payment for the Option Shares, if other than the Closing Date, is herein referred to as the “Additional Closing Date”.

Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Shares to be purchased on such date or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the sale of such Shares duly paid by the Company and the Selling Stockholders, as applicable.  Delivery of the Shares shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct.  The certificates for the Shares will be made available for inspection and packaging by the Representatives at the office of DTC or its designated custodian not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date or the Additional Closing Date, as the case may be.

(d)                                 Each of the Company and each Selling Stockholder acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Selling Stockholders with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Selling Stockholders or any other person.  Additionally, neither the Representatives nor any other Underwriter is advising the Company, the Selling Stockholders or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company and the Selling Stockholders shall consult with their own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or the Selling Stockholders with respect thereto.  Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or the Selling Stockholders.

3.                                      Representations and Warranties of the Company and the LLC.  Each of the Company and the LLC jointly and severally represents and warrants to each Underwriter and the Selling Stockholders that:

(a)                                 Preliminary Prospectus.  No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied as to form in all material respects with the applicable requirements of the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the LLC make no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company or the LLC in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof.

(b)                                 Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the LLC make no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company or the LLC in writing by such Underwriter through the Representatives expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof.

(c)                                  Issuer Free Writing Prospectus.  Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company and the LLC (including their respective agents and representatives, other than the Underwriters in their capacity as such) have not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company, the LLC or their respective agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A hereto, each electronic road show and any other written communications approved in writing in advance by the Representatives.  Each such Issuer Free Writing Prospectus conformed in all material respects with the applicable requirements of the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the LLC make no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company or the LLC in writing by such Underwriter through the Representatives expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof.

(d)                                 Registration Statement and Prospectus.  The Registration Statement has been declared effective by the Commission.  No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or the LLC or related to the offering of the Shares has been initiated or, to the knowledge of the Company, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply as to form in each case in all material respects with the applicable requirements of the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the LLC make no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company or the LLC in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof.

(e)                                  Financial Statements.  The financial statements of the Company and its subsidiaries and the combined financial statements (including the related notes thereto) of the LLC included in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and present fairly in all material respects the financial position of the entities included as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“US GAAP”) applied on a consistent basis throughout the periods covered thereby (except that those financial statements that are unaudited do not include all footnotes that may be required under US GAAP for audited financial statements); and the other financial information included in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the LLC and the Subsidiaries and presents fairly in all material respects the information shown thereby; and the pro forma financial information and the related notes thereto included in the Registration Statement, the Pricing Disclosure Package and the Prospectus have been prepared in accordance with the applicable requirements of the Securities Act and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(f)                                   No Material Adverse Change.  Since the date of the most recent financial statements of the Company and the LLC included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been any change in the capital stock (other than pursuant to the Reorganization Transactions as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus), or total debt of the Company, the LLC or any of its subsidiaries (the “Subsidiaries”), or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company or the LLC on any class of capital stock or membership interest, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, assets, rights, stockholders’ equity, results of operations or prospects of the Company, the LLC and the Subsidiaries taken as a whole; and (ii) neither the Company, the LLC nor any Subsidiary has entered into any transaction or agreement that is material to the Company, the LLC and the Subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company, the LLC and the Subsidiaries taken as a whole other than in the ordinary course of business, except in each case as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(g)                                  Organization and Good Standing.  The Company, the LLC and the Subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company, the LLC and the Subsidiaries taken as a whole or on the performance by the Company and the LLC of their obligations under this Agreement or the Reorganization Documents (a “Material Adverse Effect”).  The Company and the LLC do not own or control, directly or indirectly, any corporation, association or other entity other than the Subsidiaries, each of which are listed in Exhibit 21 to the Registration Statement.

(h)                                 Capitalization.  (i) The Company has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Capitalization”; (ii) all the outstanding shares of capital stock of the Company and Outstanding Interests of the LLC have been duly and validly authorized and, in the case of the Secondary Shares, upon completion of the Reorganization Transactions, and in the case of the Primary Shares, when delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and the issuance of the Shares is not subject to any preemptive or similar rights except as described in or expressly contemplated by the Pricing Disclosure Package and the Prospectus, (iii) upon consummation of the Reorganization Transactions, all of the LLC Units will be duly and validly authorized and issued and will be fully paid and non-assessable and will not be subject to any pre-emptive or similar rights; (iv) except as described in or expressly contemplated by the Pricing Disclosure Package and the Prospectus, there are no outstanding rights warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company, the LLC or any Subsidiary, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock or other equity interest of the Company, the LLC or any such Subsidiary, or any such convertible or exchangeable securities or any such rights, warrants or options; (v) upon consummation of the Reorganization Transactions, the Common Stock and the LLC Units will conform in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and (vi) except as described in or expressly contemplated by the Pricing Disclosure Package and the Prospectus, all the outstanding shares of capital stock or other equity interests of each Subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(i)                                     Due Authorization.  Each of the Company and the LLC has full right, power and authority to execute and deliver this Agreement and each Reorganization Document to which it is a party and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and each Reorganization Document to which it is a party and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken.

(j)                                    Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by the Company and the LLC.

(k)                                 Other Transaction Documents.  Each Reorganization Document to which it is a party has been duly authorized by the Company or the LLC, as applicable, and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company or the LLC, as applicable, enforceable against the Company or the LLC, as applicable, in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability.

(l)                                     Descriptions of the Underwriting Agreement and Reorganization Documents.  To the extent described therein, this Agreement and each Reorganization Document conform in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(m)                             No Violation or Default.  Neither the Company, the LLC nor any Subsidiary is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, the LLC or any Subsidiary is a party or by which the Company, the LLC or any Subsidiary is bound or to which any of the property or assets of the Company, the LLC or any Subsidiary is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(n)                                 No Conflicts.  The execution, delivery and performance by the Company and the LLC of this Agreement and each Reorganization Document to which it is a party, the issuance and sale of the Shares by the Company and the LLC Units by the LLC and, to the extent applicable, the compliance by the Company and the LLC with the Reorganization Documents, and the consummation of the transactions herein or therein contemplated, including the consummation of the Reorganization Transactions, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the LLC or any Subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, the LLC or any Subsidiary is a party or by which the Company, the LLC or any Subsidiary is bound or to which any of the property or assets of the Company, the LLC or any Subsidiary is subject, (ii) result in any violation of the provisions of (x) the Certificate of Incorporation or by-laws of the Company, (y) the articles or certificate of formation and the limited liability company agreement of the LLC or (z) the charter or by-laws or similar organizational documents of any Subsidiary or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(o)                                 No Consents Required.  No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company and the LLC of this Agreement and each Reorganization Document to which it is a party, the issuance and sale of the Shares and the consummation of the transactions, including the Reorganization Transactions, contemplated by this Agreement, except (i) such as have been obtained, (ii) for the registration of the Shares under the Securities Act and (iii) such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters.

(p)                                 Legal Proceedings.  Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company, the LLC or any Subsidiary is or may be a party or to which any property of the Company, the LLC or any Subsidiary is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; to the knowledge of the Company, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others.

(q)                                 Independent Accountants.  Ernst & Young LLP, who have audited certain financial statements of the LLC and the Subsidiaries is an independent registered public accounting firm with respect to the LLC and the Subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(r)                                    Title to Real and Personal Property.  The Company, the LLC and the Subsidiaries have good and marketable title in fee simple (in the case of real property) to, or have valid and marketable rights to lease or otherwise use, all items of real and personal property and assets that are material to the respective businesses of the Company, the LLC and the Subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company, the LLC and the Subsidiaries, (ii) are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or (iii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(s)                                   Title to Intellectual Property.  The Company, the LLC and the Subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as currently conducted and as proposed to be conducted, and the conduct of their respective businesses will not conflict in any material respect with any such rights of others.  The Company, the LLC and the Subsidiaries have not received any notice of any claim of infringement, misappropriation or conflict with any such rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, which could reasonably be expected to result in a Material Adverse Effect.

(t)                                    No Undisclosed Relationships.  No relationship, direct or indirect, exists between or among the Company, the LLC or any Subsidiary, on the one hand, and the directors, officers, stockholders, members, customers or suppliers of the Company, the LLC or any Subsidiary, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.

(u)                                 Investment Company Act.  Neither the Company nor the LLC is and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof received by the Company and the LLC as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(v)                                 Taxes.  Each of the Company, the LLC and the Subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required by law to be paif or filed through the date hereof, except to the extent such taxes are non-delinquent or are being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company and the LLC; and except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company, the LLC or any Subsidiary or any of their respective properties or assets.

(w)                               Licenses and Permits.  The Company, the LLC and the Subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or as would not reasonably be expected to have a Material Adverse Effect, neither the Company, the LLC nor any Subsidiary has received written notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

(x)                                 No Labor Disputes.  No labor disturbance by or dispute with employees of the Company, the LLC or any Subsidiary exists or, to the knowledge of the Company, is contemplated or threatened, except as would not be reasonably expected to have a Material Adverse Effect.

(y)                                 Compliance with and Liability under Environmental Laws.  (i) The Company, the LLC and the Subsidiaries (a) are, and have for the past three years been, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, judicial or administrative judgments, decrees, orders and the common law relating to pollution or the protection of the environment, natural resources or human health or safety due to exposure to Hazardous Materials, including those relating to the generation, storage, treatment, use, handling, transportation, Release or threat of Release of, Hazardous Materials (collectively, “Environmental Laws”), (b) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, (c) have not received written notice of any actual or potential liability under or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any Release or threat of Release of Hazardous Materials, (d) are not conducting or paying for, in whole or in part, any remediation or other corrective action pursuant to any Environmental Law at any location, (e) are not a party to any judicial or administrative order, decree or agreement that imposes any obligation or liability under any Environmental Law, and (f) liable or allegedly liable for any Release or threatened Release of Hazardous Materials, including any off-site treatment, storage or disposal site or any property formerly owned or operated by the Company, the LLC or any Subsidiary, (except for any such matter, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (ii) except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no judicial or administrative proceedings that are pending, or that are known to be contemplated, against the Company, the LLC or any Subsidiary under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed. “Hazardous Materials” means any hazardous or toxic material, substance, waste, pollutant or contaminant, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, asbestos and asbestos containing materials, lead, radon, naturally occurring radioactive materials regulated under any Environmental Law.  “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into, from or through any building or structure.

(z)                                  Compliance with ERISA.  Except as would not reasonably be expected to have a Material Adverse Effect, none of the Company, the LLC or any Subsidiary has incurred or reasonably expects to incur any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), to which the Company, the LLC or any Subsidiary makes or ever has made a contribution and in which any employee of the Company, the LLC or any Subsidiary is or has ever been a participant.  With respect to such plans, except as would not reasonably be expected to have a Material Adverse Effect, the Company, the LLC and each Subsidiary is in compliance in all applicable provisions of ERISA and the Internal Revenue Code of 1986, as amended.

(aa)                          Disclosure Controls.  The Company, the LLC and the Subsidiaries maintain “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that have been designed to ensure that material information relating to the Company, the LLC and the Subsidiaries is made known to the Company’s chief executive officer and chief financial officer by others within the Company, the LLC and the Subsidiaries; and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established, including to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

(bb)                          Accounting Controls.  The Company, the LLC and the Subsidiaries maintain systems of “internal control over financial reporting” (to the extent required and as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with US GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal controls.  The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(cc)                            Insurance.  The Company, the LLC and the Subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as the Company reasonably believes are adequate to protect the Company, the LLC and the Subsidiaries and their respective businesses; and neither the Company, the LLC nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(dd)                          No Unlawful Payments.  Neither the Company, the LLC or any Subsidiary, nor, to the knowledge of the Company, any director, officer or employee of the Company, the LLC or any Subsidiary nor any affiliate or other person associated with or acting on behalf of the Company, the LLC or any Subsidiary has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit.  The Company, the LLC and the Subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(ee)                            Compliance with Anti-Money Laundering Laws.  The operations of the Company, the LLC and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened. The Company, the LLC and the Subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with the Anti-Money Laundering Laws.

(ff)                              No Conflicts with Sanctions Laws.  Neither the Company, the LLC or any Subsidiary, nor any director, officer or employee of the Company, the LLC or any Subsidiary nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company, the LLC or any Subsidiary is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, the LLC or any Subsidiary located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.  For the past five years, the Company, the LLC and the Subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(gg)                            No Broker’s Fees.  Neither the Company, the LLC nor any Subsidiary is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(hh)                          No Registration Rights.  Except as disclosed in the Preliminary Prospectus, no person has the right to require the Company, the LLC or any Subsidiary to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission, the issuance and sale of the Shares by the Company or, to the knowledge of the Company, the sale of the Shares to be sold by the Selling Stockholders hereunder.

(ii)                                  No Stabilization.  The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any unlawful stabilization or manipulation of the price of the Shares.

(jj)                                Margin Rules.  The application of the proceeds received by the Company from the issuance, sale and delivery of the Shares as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(kk)                          Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act)

contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ll)                                  Statistical and Market Data.  Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(mm)                  Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) that the Company is required to comply with as of effectiveness of the Registration Statement.

(nn)                          Status under the Securities Act.  At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

4.                                      Representations and Warranties of the Selling Stockholders.  Each of the Selling Stockholders, severally and not jointly, represents and warrants to each Underwriter and the Company that:

(a)                                 Required Consents; Authority.  Except (A) as will have been obtained on or prior to the Closing Date for the registration under the Act of the Shares, (B) as may be required under foreign or state securities (or Blue Sky) laws or by FINRA or by the Exchange (as defined herein) in connection with the purchase and distribution of the Shares by the Underwriters and (C) as would not impair in any material respect the ability of the Selling Stockholders to consummate their obligations hereunder, all consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement, the Power of Attorney (the “Power of Attorney”) and the Custody Agreement (the “Custody Agreement”) hereinafter referred to, and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement, and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder; this Agreement and each Reorganization Document to which it is a party have each been duly authorized, executed and delivered by such Selling Stockholder

(b)                                 No Conflicts.  The execution, delivery and performance by such Selling Stockholder of this Agreement, the Power of Attorney and the Custody Agreement, the sale of the Shares to be sold by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated herein or therein, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of such Selling Stockholder pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of such Selling Stockholder or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory agency, except, in the case of (i) and (iii), as would not reasonably be expected to have a Material Adverse Effect.

(c)                                  Title to Shares.  Such Selling Stockholder, upon the consummation of the Reorganization Transactions, will have good and valid title or a valid security entitlement (hereinafter as defined in Section 8-102 of the Uniform Commercial Code as in effect from time to time in the State of New York (the “UCC”)) to the Shares to be sold at the Closing Date or the Additional Closing Date, as the case may be, by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or adverse claims; such Selling Stockholder will have, immediately prior to the Closing Date or the Additional Closing Date, as the case may be, good and valid title or a valid security entitlement to the Shares to be sold at the Closing Date or the Additional Closing Date, as the case may be, by such Selling Stockholder, free and clear of all liens, encumbrances, equities or adverse claims; and, upon delivery of such Shares to Cede & Co. (“Cede”) or such other nominee as may be designated by DTC, registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of one or more of the Underwriters (assuming that neither DTC nor any Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Shares) and payment therefor pursuant hereto, (i) the Underwriters will acquire a valid security entitlement in respect of such Shares and (ii) no action based on any adverse claim (within the meaning of Section 8-102 of the UCC) to such Shares may be asserted against the Underwriters with respect to such security entitlement; provided that, for purposes of this representation, each Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or other nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the securities accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(d)                                 No Stabilization.  Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(e)                                  Accurate Disclosure.  To the extent that any statements or omissions made in the Registration Statement, the Preliminary Prospectus or the Prospectus are made in reliance upon and in conformity with the Selling Stockholder Information (as defined below), such Registration Statement and such Preliminary Prospectus did not, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will not, when they become effective or are filed with the Commission, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. “Selling Stockholder Information” consists solely of the information with respect to the Selling Stockholders under [•].

(f)                                   Issuer Free Writing Prospectus and Written Testing-the-Waters Communication.  Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, such Selling Stockholder (including its agents and Representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any Issuer Free Writing Prospectus or Written Testing-the-Waters Communication, other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A hereto, each electronic road show and any other written communications approved in writing in advance by the Company and the Representatives.

(g)                                  Material Information.  Without commenting on the accuracy of the statements contained in the Registration Statement, the Preliminary Prospectus or the Prospectus, for which the Company takes full responsibility, as of the date hereof, as of the Closing Date and as of the Additional Closing Date, as the case may be, that the sale of the Shares by such Selling Stockholder is not and will not be prompted by any material information concerning the Company which is not set forth in the Registration Statement, the Pricing Disclosure Package or the Prospectus.

(f)                                   Custody of Shares.  Upon the consummation of the Reorganization Transactions, book-entry interests representing all of the Shares to be sold by such Selling Stockholder will have been placed in custody under a Custody Agreement relating to such Shares, in the form heretofore furnished to you, duly executed and delivered by such Selling Stockholder to American Stock Transfer & Trust Company, LLC, as custodian (the “Custodian”), and that such Selling Stockholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you, appointing the person or persons indicated in Schedule 2 hereto, and each of them, as such Selling Stockholder’s Attorneys-in-fact (the “Attorneys-in-Fact” or any one of them the “Attorney-in-Fact”) with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Underwriters to the Selling Stockholders as provided herein, to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement.

(g)                                  Irrevocable Arrangements.  The Shares to be represented by the book-entry interests upon consummation of the Reorganization Transactions held in custody for such Selling Stockholder under the Custody Agreement, are subject to the interests of the Underwriters hereunder, and the arrangements made by such Selling Stockholder for such custody, and the appointment by such Selling Stockholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable.  The obligations of such Selling Stockholder hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder, or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership, corporation or similar organization, by the dissolution of such partnership, corporation or organization, or by the occurrence of any other event.  If any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership, corporation or similar organization should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, book-entry interests representing such Shares shall be delivered by or on behalf of such Selling Stockholder in accordance with the terms and conditions of this Agreement and the Custody Agreement, and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.

5.                                      Further Agreements of the Company.  The Company covenants and agrees with each Underwriter that:

(a)                                 Required Filings.  The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.

(b)                                 Delivery of Copies.  The Company will deliver, without charge, (i) to the Representatives, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and each Issuer Free Writing Prospectus) as the Representatives may reasonably request.  As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Underwriter or dealer.

(c)                                  Amendments or Supplements, Issuer Free Writing Prospectuses.  Before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer

Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably objects in a timely manner, unless in the case of a filing, the Company determines that it is required by law to make such filing.

(d)                                 Notice to the Representatives.  The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective, if not effective on the date hereof; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed or distributed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will use its reasonable best efforts to obtain as soon as reasonably practicable the withdrawal thereof.

(e)                                  Ongoing Compliance.  (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with applicable law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with applicable law and (2) if at any time prior to the Closing Date (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with applicable law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with applicable law.

(f) Blue Sky Compliance.  If exemptions from the relevant securities laws or Blue Sky laws of applicable jurisdictions are not available, the Company will arrange for the qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g) Earning Statement.  The Company will make generally available to its security holders and the Representatives as soon as reasonably practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h) Clear Market.  For a period of 180 days after the date of the Prospectus, the Company and the LLC will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any shares of Common Stock or any LLC Unit or any securities convertible into or exercisable or exchangeable for Common Stock or any LLC Unit (collectively, the “Lock-Up Securities”) (except for a registration statement on Form S-8 to register shares issuable upon exercise of options, or vesting of other equity awards granted pursuant to the terms of a plan in effect on the date of this Agreement), or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise, without the prior written consent of Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC, other than (v) pursuant to the Reorganization Transactions as described in the Pricing Disclosure

Package and the Prospectus, (x) the Shares to be sold hereunder, (w) any shares of Common Stock of the Company issued upon the exercise of options granted pursuant to the terms of a plan in effect on the date of this agreement or in substitution of profit units of the LLC outstanding on the date hereof, (y) the issuance of LLC Units or shares of Common Stock upon exercise of warrants to purchase LLC Units outstanding as of the date hereof and (z) issuances of shares of Common Stock in exchange for LLC Units pursuant to the terms of that certain exchange agreement, to be dated as of the Closing Date, among the Company, the LLC and the LLC’s existing owners.

If Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC, in their sole discretion, agree to release or waive the restrictions set forth in Section 6(a) or a lock-up letter described in Section 8(m) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver substantially in the form of Exhibit A hereto at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two business days before the effective date of the release or waiver.

(i) Use of Proceeds.  The Company will apply the net proceeds from the sale of the Shares as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of proceeds”.

(j) No Stabilization.  The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Stock.

(k) Exchange Listing.  The Company will use its best efforts to list, subject to notice of issuance, the Shares on the Exchange.

(l) Reports.  So long as the Shares are outstanding, the Company will make available to the Representatives, promptly after they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representatives to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system.

(m)     Record Retention.  The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(n)         Filings.  The Company will file with the Commission such reports as may be required by Rule 463 under the Securities Act.

6.              Further Agreements of the Selling Stockholders.  Each of the Selling Stockholders covenants and agrees with each Underwriter that:

(a) Lock-up Agreements.  It will deliver to the Representatives on or before the date hereof a “lock-up” agreement, substantially in the form of Exhibit D hereto, relating to sales and certain other dispositions of shares of Stock or certain other securities.

(b) No Stabilization.  Such Selling Stockholder will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Stock.

(c) Tax Form.  It will deliver to the Representatives prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof) in order to facilitate the Underwriters’ documentation of their compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated.

(d) Use of Proceeds.  It will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to a subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject of target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

7.                   Certain Agreements of the Underwriters.  Each Underwriter hereby represents and agrees that:

(a) It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b) It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Shares unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that Underwriters may use a term sheet substantially in the form of Exhibit C attached hereto without the consent of the Company; provided further that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.

(c) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company and the Selling Stockholders if any such proceeding against it is initiated during the Prospectus Delivery Period).

8.              Conditions of Underwriters’ Obligations.  The obligation of each Underwriter to purchase the Underwritten Shares on the Closing Date or the Option Shares on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company, the LLC and each of the Selling Stockholders of their respective covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order.  No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or, to the knowledge of any Selling Stockholder, the Company or the LLC, threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 5(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b) Representations and Warranties.  The respective representations and warranties of the Company, the LLC and the Selling Stockholders contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company, the LLC and their officers and of each of the Selling Stockholders and their officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c) No Downgrade.  Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, if there are any debt securities or preferred stock of or guaranteed by the Company, the LLC or any Subsidiary that are rated by a “nationally recognized statistical rating organization”, as such term is defined under Section 3(a)(62) under the Exchange Act, (i) no downgrading shall have occurred in the rating accorded any such debt securities or preferred stock and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading).

(d) No Material Adverse Change.  No event or condition of a type described in Section 3(f) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(e) Officer’s Certificate.  The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, (x) a certificate of the chief financial officer or chief accounting officer of the Company and the LLC, as applicable, and one additional senior executive officer of the Company and the LLC, as applicable, (i) confirming that such officers have reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations of the Company and the LLC, as applicable, set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company and the LLC, as applicable, in this Agreement are true and correct in all material respects (in each case, as each such representation and warranty would read if all qualifications as to materiality were deleted therefrom) and that the Company and the LLC, as applicable, have complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, and (iii) to the effect set forth in paragraphs (a), (c) and (d) above and (y) a certificate of each of the Selling Stockholders, in form and substance reasonably satisfactory to the Representatives, (A) confirming that the representations of such Selling Stockholder set forth in Sections 4(a), 4(b), 4(c), 4(e), 4(f) and 4(g) hereof are true and correct and (B) confirming that the representations and warranties of such Selling Stockholder set forth in Section 4(d) are true and correct in all material respects (in each case, as each such representation and warranty would read if all qualifications as to materiality were deleted therefrom) and that such Selling Stockholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or Additional Closing Date, as the case may be.

(f) Comfort Letters.  On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, Ernst & Young LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(g) Opinion and 10b-5 Statement of Counsel for the Company and the LLC.  Milbank, Tweed, Hadley & McCloy LLP, special New York counsel for the Company and the LLC, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing

Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex B-1 hereto.

(h) Opinion of Counsel for the Selling Stockholders.  Each Selling Stockholder shall have furnished to the Representatives, at the request of the Company, a written opinion of legal counsel, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex B-2 hereto.

(i) Opinion and 10b-5 Statement of Counsel for the Underwriters.  The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement of Davis Polk & Wardwell LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j) No Legal Impediment to Issuance and/or Sale.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares by the Company or the sale of the Shares by the Selling Stockholders; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares by the Company or the sale of the Shares by the Selling Stockholders.

(k) Good Standing.  The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company and the LLC in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(l) Exchange Listing.  The Shares to be delivered on the Closing Date or the Additional Closing Date, as the case may be, shall have been approved for listing on the Exchange, subject to official notice of issuance.

(m) Lock-up Agreements.  The “lock-up” agreements, each substantially in the form of Exhibit D hereto, between you and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Stock or certain other securities, delivered to you on or before the date hereof, shall be full force and effect on the Closing Date or the Additional Closing Date, as the case may be.

(n) Chief Financial Officer’s Certificate.  The Representatives shall have received, on each of the date hereof, the Closing Date and the Additional Closing Date, a certificate, dated the date hereof, the Closing Date or the Additional Closing Date, as the case may be, and signed by the Chief Financial Officer of the Company, with respect to such matters and in such form as is reasonably satisfactory to the Representatives.

(o)         Reorganization Transactions.  The Reorganization Transactions shall have been completed prior to or simultaneously with the Closing Date (except those Reorganization Transactions that are ongoing or recurring in nature), on the terms set forth in the Preliminary Prospectus under “The Reorganization of our Corporate Structure.”

(p)         Additional Documents.  On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company, the LLC and the Selling Stockholders shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

9.              Indemnification and Contribution.

(a)         Indemnification of the Underwriters by the Company and the LLC.  The Company and the LLC jointly and severally agree to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by or on behalf of such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.

The Company and the LLC also agree to indemnify and hold harmless, [•], its affiliates, directors and officers and each person, if any, who controls [•] within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities incurred as a result of [•]’s participation as a “qualified independent underwriter” within the meaning of FINRA Rule 5121 in connection with the offering of the Shares.

(b)         Indemnification of the Underwriters by the Selling Stockholders.  Each of the Selling Stockholders severally and not jointly in proportion to the number of Shares to be sold by such Selling Stockholder hereunder agrees to indemnify and hold harmless (i) each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, and (ii) [•], its affiliates, directors and officers and each person, if any, who controls [•] within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities incurred as a result of [•]’s participation as a “qualified independent underwriter” within the meaning of FINRA Rule 5121 in connection with the offering of the Shares, but in each case of the preceding clauses (i) and (ii) only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Selling Stockholder furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or the Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the Selling Stockholder Information provided by such Selling Stockholder; provided, however, that the aggregate amount of each Selling Stockholder’s liability pursuant to Section 9(b) shall not exceed the aggregate amount of net proceeds received by such Selling Stockholder from the sale of its Shares hereunder.

(c)          Indemnification of the Company, the LLC and the Selling Stockholders.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the LLC, their directors, their officers who signed the Registration Statement and each person, if any, who controls the Company or the LLC within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each of the Selling Stockholders to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company or the LLC in writing by or on behalf of such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any road show or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: [•].

(d)         Notice and Procedures.  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 9, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the preceding paragraphs of this Section 9.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred and any such separate firm for the Selling Stockholders shall be designated in writing by the Selling Stockholders; provided, however, that if indemnity may be sought pursuant to the second paragraph of Section 9(a) or 9(b) above in respect of such proceeding, then in addition to such separate firm of the Underwriters, their affiliates and such control persons of the Underwriters the indemnifying party shall be liable for the fees and expenses of not more than one separate firm (in addition to any local counsel) for [•] in its capacity as a “qualified independent underwriter”, its affiliates, directors, officers and all persons, if any, who control [•] within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act.  Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives, any such separate firm for the Company, the LLC, their directors, their officers who signed the Registration Statement and any control persons of the Company or the LLC shall be designated in writing by the Company or the LLC and any such separate firm for the Selling Stockholders shall be designated in writing by the Attorneys-in-Fact or any one of them.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified

Person in accordance with such request prior to the date of such settlement, unless such failure to reimburse the Indemnified Person is based on a dispute with a good faith basis as to either the obligation of the Indemnifying Person arising under this Section 9 to indemnify the Indemnified Person or the amount of such obligation and the Indemnifying Person shall have notified the Indemnified Person of such good faith dispute prior to the date of such settlement.  No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(e)          Contribution.  If the indemnification provided for in paragraphs (a), (b) and (c) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the LLC and the Selling Stockholders, on the one hand, and the Underwriters or [•] in its capacity as a “qualified independent underwriter”, as the case may be, on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters or [•] in its capacity as a “qualified independent underwriter”, as the case may be, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters or [•] in its capacity as a “qualified independent underwriter”, as the case may be, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company and the Selling Stockholders from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, or the fee to be received by [•] in its capacity as a “qualified independent underwriter”, as the case may be, bear to the aggregate offering price of the Shares.  The relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters or [•] in its capacity as a “qualified independent underwriter”, as the case may be, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholders or by the Underwriters or [•] in its capacity as a “qualified independent underwriter”, as the case may be, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(f)           Limitation on Liability.  The Company, the LLC, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to paragraph

(e) above were determined by pro rata allocation (even if the Selling Stockholders or the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of paragraphs (e) and (f), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to paragraphs (e) and (f) are several in proportion to their respective purchase obligations hereunder and not joint.

(g)                                  Non-Exclusive Remedies.  The remedies provided for in paragraphs (a) through (f) are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

10.                               Effectiveness of Agreement.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

11.                               Termination.  This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company and the Selling Stockholders, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option Shares, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the Exchange or The Nasdaq Stock Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

12.                               Defaulting Underwriter.

(a)                                 If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company and the Selling Stockholders on the terms contained in this Agreement.  If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms.  If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting Underwriters or the Company and the Selling Stockholders may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company, counsel for the Selling Stockholders or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes.  As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 12, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

(b)                                 If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company and the Selling Stockholders as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of Shares to be purchased on such date, then the Company and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)                                  If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company and the Selling Stockholders as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Shares to be purchased on such date, or if the Company and the Selling Stockholders shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Shares on the Additional Closing Date, shall terminate without liability on the part of the non-defaulting Underwriters.  Any termination of this Agreement pursuant to this Section 12 shall be without liability on the part of the Company or the LLC, except that the Company and the Selling Stockholders will continue to be liable for the payment of expenses as set forth in Section 13 hereof and except that the provisions of Section 9 hereof shall not terminate and shall remain in effect.

(d)                                 Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company, the LLC, the Selling Stockholders or any non-defaulting Underwriter for damages caused by its default.

13.                               Payment of Expenses.

(a)                                 Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and the Selling Stockholders will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the fees and expenses of the Company’s counsel and independent accountants; (iv) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the state or foreign securities or blue sky laws of such jurisdictions as the Representatives may reasonably designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the reasonable fees and expenses of counsel for the Underwriters in connection therewith), provided that such fees and expenses shall not exceed $[•]; (v) the cost of preparing stock certificates; (vi) the costs and charges of any transfer agent and any registrar; (vii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA in an amount not to exceed $[•]; (viii) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; and (ix) all expenses and application fees related to the listing of the Shares on the Exchange.  The provisions of this Section 13(a) shall not supersede or otherwise affect any agreement that the Company and the Selling Stockholders may otherwise have for the allocation of such expenses among themselves.

(b)                                 If (i) this Agreement is terminated pursuant to Section 11, (ii) the Company or the Selling Stockholders for any reason fail to tender the Shares for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Shares for any reason permitted under this Agreement (other than pursuant to Section 12 hereof), the Company and the Selling Stockholders agree to reimburse the Underwriters for all out-of-pocket costs and expenses (including the reasonable fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

14.                               Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 9 hereof.  Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.  No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

15.                               Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the LLC, the Selling Stockholders and the Underwriters contained in this Agreement or made by or on behalf of the Company, the LLC, the Selling Stockholders or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the LLC, the Selling Stockholders or the Underwriters.

16.                               Certain Defined Terms.  For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities

Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

17.                               Miscellaneous.

(a)                                 Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.  Notices to the Underwriters shall be given to the Representatives: (w) c/o Deutsche Bank Securities Inc., 60 Wall Street, 2nd Floor, New York, New York 10005, Attention: Equity Capital Markets — Syndicate Desk, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, 36th Floor, New York, New York 10005, Attention: General Counsel, fax: (212) 797-4561; (x) c/o J. P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention:  Equity Syndicate Desk, fax: (212) 622-8358; (y) c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036 (fax: (646) 855 3073, Attention: Syndicate Department, with a copy to Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, Attention:  ECM Legal, fax: (212) 230-8730; and (z) c/o Goldman, Sachs & Co., 200 West Street, New York, New York 10282-2198, Attention: Registration Department.  Notices to the Company shall be given to it at 1505 S. Pavilion Center Drive, Las Vegas, NV 89135, Attention: General Counsel, fax: (702) 795-4245.

(b)                                 Governing Law.  This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

(c)                                  Submission to Jurisdiction.  Each of the Company, the LLC and the Selling Stockholders hereby submit to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  Each of the Company, the LLC and the Selling Stockholders waive any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts.  Each of the Company, the LLC and the Selling Stockholders agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company, the LLC and each Selling Stockholder, as applicable, and may be enforced in any court to the jurisdiction of which Company, the LLC and each Selling Stockholder, as applicable, is subject by a suit upon such judgment.

(d)                                 Counterparts.  This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e)                                  Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f)                                   Headings.  The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

RED ROCK RESORTS, INC.

By:
Title:

STATION HOLDCO LLC

By:
Title:

[SELLING STOCKHOLDERS]

By:
Name:
Title:

By:
Name:
Title:

As Attorneys-in-Fact acting on
behalf of each of the Selling
Stockholders named in
Schedule 2 to this Agreement.

Accepted: As of the date first written above

DEUTSCHE BANK SECURITIES INC.

For itself and on behalf of the
several Underwriters listed
in Schedule 1 hereto.

By:
Authorized Signatory

J.P. MORGAN SECURITIES LLC

For itself and on behalf of the
several Underwriters listed
in Schedule 1 hereto.

By:
Authorized Signatory

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

For itself and on behalf of the
several Underwriters listed
in Schedule 1 hereto.

By:
Authorized Signatory

GOLDMAN, SACHS & CO.

For itself and on behalf of the
several Underwriters listed
in Schedule 1 hereto.

By:
Authorized Signatory

Schedule 1

Underwriter	Number of Shares
Deutsche Bank Securities Inc.	[•]

J.P. Morgan Securities LLC	[•]

Merrill Lynch, Pierce, Fenner & Smith Incorporated	[•]

Goldman, Sachs & Co.	[•]

Total

Sch. 1-1

Schedule 2

Selling Stockholders:	Attorneys-in-Fact:	Number of Underwritten Shares:	Number of Option Shares:
[•]	[•]	[•]	[•]
[•]	[•]	[•]	[•]
[•]	[•]	[•]	[•]

Sch. 2-1

Schedule 3

Reorganization Documents

Amended and Restated Certificate of Incorporation of Red Rock Resorts, Inc.

Third Amended and Restated LLC Agreement of Station Holdco LLC

Tax Receivable Agreement

Exchange Agreement

Blocker Merger Agreements

Synthetic Secondary Purchase Agreement

Sch. 3-1

Annex A

a.  Pricing Information Provided Orally by Underwriters

1.  Price per share:  $[•]

2.  Number of shares:  [•]

3.  Underwriting discounts and commission:  $[•]

[4.  [•]]

Annex B-1

Form of Opinion of Milbank, Tweed, Hadley & McCloy LLP,
Counsel for the Company and the LLC

[To be attached]

Annex B-2

Form of Opinion of Counsel For The Selling Stockholders

(i)             The Underwriting Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder.

(ii)          A Power of Attorney and a Custody Agreement have been duly authorized, executed and delivered by each Selling Stockholder and constitute valid and binding agreements of each Selling Stockholder in accordance with their terms.

(iii)       Upon (a) payment for the Shares to be sold by the Selling Stockholder to the Underwriters as provided in the Underwriting Agreement, (b) the delivery of such Shares to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), (c) the registration of such Shares in the name of Cede or such other nominee and (d) the crediting of such Shares on the records of DTC to security accounts in the name of the Underwriters (assuming that neither DTC nor the Underwriter has notice of any adverse claim (as such phrase is defined in Section 8-105 of the Uniform Commercial Code as in effect in the State of New York (the “UCC”)) to such Shares or any security entitlement in respect thereof), (i) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (ii) under Section 8-501 of the UCC, the Underwriters will acquire a security entitlement in respect of such Shares and (iii) to the extent governed by Article 8 of the UCC, no action based on any “adverse claim” (as defined in Section 8-102 of the UCC) to such Shares may be asserted against the Underwriters; it being understood that for purposes of this opinion, such counsel may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or such other nominee as may be designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, by laws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the securities account or accounts in the name of the Underwriters on the records of DTC will have been made pursuant to the UCC..

(iv)      The sale of the Shares and the execution and delivery by the Selling Stockholder of, and the performance by the Selling Stockholder of its obligations under, the Underwriting Agreement, and the consummation of the transactions contemplated therein or by the Pricing Disclosure Package and the Prospectus, (i) have been duly authorized on the part of each of the Selling Stockholders, and (ii) will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which any Selling Stockholder is a party or by which any Selling Stockholder is bound or to which any of the property or assets of any Selling Stockholder is subject, nor will any such action result in any violation of the provisions of the charter or by-laws or similar organizational documents of any Selling Stockholder or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the sale of the Shares or the consummation by the Selling Stockholders of the transactions contemplated by the Underwriting Agreement or by the Pricing Disclosure Package and the Prospectus, except such consents, approvals, authorizations, registrations or qualifications as have been obtained under the Securities Act and as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

The opinion of counsel described above shall be rendered to the Underwriters at the re-quest of the Selling Stockholders and shall so state therein.

Exhibit A

[Form of Waiver of Lock-up]

[Letterhead]

Corporation
Public Offering of Common Stock

, 20

[Name and Address of
Officer or Director
Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by [Corporation] (the “Company”) of           shares of common stock, $       par value (the “Common Stock”), of the Company and the lock-up letter dated                              , 20   (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated                                    , 20  , with respect to            shares of Common Stock (the “Shares”).

[                ] hereby agrees to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective                                   , 20   ; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release].  This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Yours very truly,

[Signature of [•]]

[Name of [•]]

cc:  Company

Exhibit B

[Form of Press Release]

Red Rock Resorts, Inc.
[Date]

Red Rock Resorts, Inc. (the “Company”) announced today that [        ], the [               ] in the Company’s recent public sale of       shares of common stock, is [waiving] [releasing] a lock-up restriction with respect to       shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on                                   ,  20  , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

2

Exhibit C

FORM OF TERM SHEET

[None.]

3

Exhibit D

FORM OF LOCK-UP AGREEMENT

[To be attached]

4